UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE PRE 14C
INFORMATION REQUIRED IN INFORMATION STATEMENT
(RULE 14C-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of 1934

Check the appropriate box:

[X]           Preliminary Information Statement

[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]           Definitive Information Statement

BidGive International, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-49999	13-4025362
(Commission File Number)	(IRS Employer Identification No.)

175 South Main Street, 15th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices and zip code)

(972) 943-4185

 (Registrant's telephone number including area code)

Payment of Filing Fee (check the appropriate box):

[X]           No fee required

[  ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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[  ]           Fee paid previously with preliminary materials.

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

BidGive International, Inc.
175 South Main Street, 15th Floor
Salt Lake City, Utah 84111

Dear Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on August 15, 2012, of shares of the common stock with voting power of BidGive International, Inc., a Delaware corporation (the “Company”), that our Board of Directors and shareholders holding 11,308,420 shares of the Company’s common stock which represent approximately 97.5% of our voting power, by written consent in lieu of a meeting of shareholders, have approved the following actions:

(i) To approve the decision of our Board of Directors to change the Company’s name from “BidGive International, Inc.” to “Med One Oak, Inc.”;

(ii) To approve the decision of our Board of Directors to amend the Articles of Incorporation to grant rights and privileges for the existing Preferred Stock of the Company (“Preferred Stock”).  Each share of the Preferred Stock shall have 0.00000007% to the voting power of the total number of shares of Common Stock so that when the maximum number of authorized shares of the Preferred Stock have been issued, the holders of the Preferred Stock shall have 70% of the total voting power of the Common Stock of the Company; and

(iii) To approve a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of ten-for-one (10:1) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split.

These actions were approved on August 1, 2012 by our Board of Directors and one shareholder of 11,308,420 shares of common stock representing approximately 97.5% of the total 11,592,980 issued and outstanding shares of voting stock of the Company (the “Majority Shareholder”).  We anticipate an effective date as soon as possible but not less than 20 days from the date this information statement is first mailed to our shareholders.  Our Majority Shareholder approved this action by written consent in lieu of a special meeting in accordance with the relevant section of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 228(e) of the Delaware General Corporation Law and Rule 14c-2 of the Securities Exchange Act of 1934.  This Information Statement is first mailed to you on or about September ____, 2012.

Please feel free to call us at (972) 943-4185 should you have any questions on the enclosed Information Statement.

BidGive International, Inc.

/s/ Asit Jaykant Choksi
Asit Jaykant Choksi, President & Director

BidGive International, Inc.
175 South Main Street, 15th Floor
Telephone: (972) 943-4185

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
THE MAJORITY SHAREHOLDER
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished to the shareholders of BidGive International, Inc. (the “Shareholders”), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify such Shareholder that on or about August 1, 2012, the Company received written consents in lieu of a meeting of Shareholders from one shareholder of 11,308,420 shares of common stock representing approximately 97.5% of the total 11,592,980 issued and outstanding shares of voting stock of the Company (the “Majority Shareholder”) (i) to change the Company’s name from “BidGive International, Inc.” to “Med One Oak, Inc.”; (ii) To approve the decision of our Board of Directors to amend the Articles of Incorporation to grant rights and privileges for the existing Preferred Stock of the Company (“Preferred Stock”).  Each share of the Preferred Stock shall have 0.00000007% to the voting power of the total number of shares of Common Stock so that when the maximum number of authorized shares of the Preferred Stock have been issued, the holders of the Preferred Stock shall have 70% of the total voting power of the Common Stock of the Company; and (iii) to approve a ten-for-one (10:1) Reverse Stock Split of all the outstanding shares of the Company’s common stock.

On August 1, 2012, the Board approved the above actions, subject to approval by the Shareholders.

The above actions will become effective as soon as possible but not less than 20 days after the date this information statement is first mailed to our shareholders (the “Effective Date”) in accordance with the written consent of the holder of a majority of our issued and outstanding voting securities.

The Board of Directors has fixed August 15, 2012, as the record date (the “Record Date”) for determining those of our shareholders entitled to receive this information statement.

This Information Statement is first being mailed on or about September ___, 2012, to our Shareholders and is being delivered to inform you of the corporate actions described herein in accordance with Section 228(e) of the Delaware General Corporation Law and Rule 14c-2 of the Securities Exchange Act of 1934.  We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Delaware, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL SHAREHOLDERS

On August 15, 2012, there were 11,592,980 shares of our common stock outstanding.  Our common stock is our only class of voting securities.  Each share of common stock has one vote per share on all matters submitted to a vote of our shareholders.  The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

	each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
	each director;

	each executive officer; and
	all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.  Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from August 15, 2012, upon the exercise of options, warrants, convertible securities or other understandings.  We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of August 15, 2012, have been exercised or converted.

	Amount of Beneficial Ownership
	Common Stock
Name	# of Shares	% of Class
Choksi, Ltd.	11,308,420	97.5%

ACTION ONE: NAME CHANGE

Name Change Amendment

Our Board and a majority of the holders of our Common Stock have approved an amendment to our Articles of Incorporation to change our name from “BidGive International, Inc.” to “Med One Oak, Inc.”  The name change is being effected because our Board believes that the new name will better reflect the new business direction of the Company and the Company’s plans for the future.

A copy of the proposed form of Certificate of Amendment of the Articles of Incorporation is attached to this Information Statement as Exhibit A.

ACTION TWO: GRANTING OF RIGHTS TO PREFERRED STOCK

To approve the decision of our Board of Directors to amend the Articles of Incorporation to grant rights and privileges to the existing Preferred Stock of the Company (“Preferred Stock”).  Each share of this Preferred Stock shall have 0.00000007% to the voting power of the then outstanding shares of Common Stock so that when the maximum number of authorized shares of the Preferred Stock have been issued, the holders of the Preferred Stock shall have 70% of the total voting power of the Common Stock of the Company.

On August 1, 2012, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment to the Articles of Incorporation to grant rights and privileges for the existing Preferred Stock of the Company (“Preferred Stock”) (the “Amendment”).  Each share of this Preferred Stock shall have 0.00000007% to the voting power of all the Common Stock so that when the maximum number of authorized shares of the Preferred Stock have been issued, the holders of the Preferred Stock shall have 70% of the total voting power of the Common Stock of the Company.  The Amended Articles effecting the change will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our shareholders as of the Record Date.

We are currently authorized by our Certificate of Incorporation to issue 10,000,000 shares of preferred stock.  Pursuant to the Amendment we will grant rights and privileges to our preferred stock so that the preferred stock holders will have rights and privileges that were not available before.

Reasons for Granting Right to Preferred Stock

Our Board believes it is in our best interests and the best interests of our shareholders to grant rights and privileges to our existing preferred stock because it will allow the Company to issue the 10,000,000 shares of preferred stock that did not have rights and receive additional capital for the Company.

The Board has no immediate plans, understandings, agreement or commitments to issue shares of the new common stock for any purposes other than the voting power.  In addition, there is no immediate benefit for the Company arising from this recapitalization.

ACTION THREE: REVERSE STOCK SPLIT

Overview

The Board has unanimously approved a reverse stock split of all the outstanding shares of the Company’s Common Stock at an exchange ratio of ten-for-one (10:1) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split.  As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

Upon effectiveness of the Reverse Stock Split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from 11,592,980 shares to approximately 1,159,298 shares of Common Stock, and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal.  Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

Other than the 11,592,980 shares of our Common Stock issued and outstanding which will automatically convert into shares of Common Stock upon the Reverse Stock Split, there are no other shares of common stock issued and outstanding as of the Record Date.

Reasons for the Reverse Stock Split

The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.  The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its shareholders.

Effects of the Reverse Stock Split

Upon the effectiveness of the Reverse Stock Split, each shareholder will beneficially own a reduced number of shares of Common Stock.  However, the Reverse Stock Split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the shareholders owning a fractional share as described below.  The number of shareholders of record will also not be affected by the Reverse Stock Split.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

EXHIBIT A

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
BIDGIVE INTERNATIONAL, INC.
(Under Section 228(e) of the Delaware General Corporation Law)

The undersigned, being BidGive International, Inc., a corporation organized and existing under and by virtue of the laws of Delaware (the “Company”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company as required by Section 228(e) of the Delaware General Corporation Law:

WHEREAS, as provided in the Company’s Articles of Incorporation, the name of this Company’s is BidGive International, Inc.;

WHEREAS, as provided in the Company’s Articles of Incorporation, the Company is authorized to issue one class of common stock (“Common Stock”); and

WHEREAS, as provided in the Company’s Articles of Incorporation, the Company is authorized to implement a reverse stock split of all the outstanding shares of the Company’s common stock.

Name Change

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation’s Articles of Incorporation to change the name of the Corporation from “BidGive International, Inc.” to “Med One Oak, Inc.; and be it further

RESOLVED, that Article I of the Company’s Articles of Incorporation be and hereby is replaced, in its entirety, by the following:

“The name of this Corporation is Med One Oak, Inc.”

RESOLVED, that the Board of Directors be and hereby amends the Company’s Articles of Incorporation to grant rights and privileges for the existing Preferred Stock of the Company (“Preferred Stock”); and be it further

RESOLVED, that each share of the Preferred Stock shall have 0.00000007% voting power of the total number of Common Stock, and be it further

RESOLVED, that Article I of the Company’s Articles of Incorporation shall be amended to grant rights and privileges to the Preferred Stock; and be it further

Reverse Stock Split

RESOLVED, that the Board of Directors be and hereby amends the Company’s Articles of Incorporation to implement a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of ten-for-one (10:1) (the “Reverse Stock Split”); and be it further

RESOLVED, that Article I of the Company’s Articles of Incorporation shall be amended to implement the Reverse Stock Split;

Effective Date

These Articles of Amendment shall become effective on September ____, 2012.

IN WITNESS WHEREOF, the undersigned, being the President and a Director of the Company, has executed these Articles of Amendment as of September ____, 2012.

BidGive International, Inc.

Asit Jaykant Choksi___________________
Asit Jaykant Choksi, President & Director

EXHIBIT B

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
BIDGIVE INTERNATIONAL, INC.

The undersigned, being all of the members of the board of directors (the “Board”) of BidGive International, Inc. a Delaware corporation (the “Company”), hereby consent, pursuant to the laws of the State of Delaware, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

RESOLVED, that the Board of Directors be and hereby amends the Company’s Articles of Incorporation to change the name of the Company from “BidGive International, Inc.” to “Med One Oak, Inc.” and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the name change of the Company to “Med One Oak, Inc.”; and be it further

RESOLVED, that the Board hereby approves the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing (ii) the granting rights and privileges for the existing Preferred Stock of the Company (“Preferred Stock”) and each share of this Preferred Stock shall have 0.00000007% to the voting power of the then outstanding shares of Common Stock so that when the maximum number of authorized shares of the Preferred Stock have been issued, the holders of the Preferred Stock shall have 70% of the total voting power of the Common Stock of the Company; and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the granting of rights and privileges to the Preferred Stock; and be it further

RESOLVED, that the Board hereby approves (iii) a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of ten-for-one (10:1) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split; and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval of the Reverse Stock Split.

General Authorization and Ratification

RESOLVED, that as used in these resolutions, the term “the proper officers” of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 1st day of August, 2012.

BIDGIVE INTERNATIONAL, INC. /s/ Asit Jaykant Choksi
Asit Jaykant Choksi, President & Director

EXHIBIT C

WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY OF THE
VOTING STOCK
OF
BIDGIVE INTERNATIONAL, INC.

The undersigned, constituting the holders of a majority of the shares of Common Stock (collectively, the “Shareholders”) of BidGive International. Inc., a Delaware corporation (the “Company”), do hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered the action to change to the Company’s name to “Med One Oak, Inc.”, and deems such action advisable and in the best interest of the Company and it Shareholders, and

WHEREAS, the Board of Directors of the Company, having considered the granting of rights and privileges to the existing Preferred Stock of the Company (“Preferred Stock”) and each share of this Preferred Stock shall have 0.00000007% to the voting power of the then outstanding shares of Common Stock so that when the maximum number of authorized shares of the Preferred Stock have been issued, the holders of the Preferred Stock shall have 70% of the total voting power of the Common Stock of the Company, and deems such granting of rights and privileges to the Preferred Stock advisable and in the best interests of the Company and its Shareholders; and

WHEREAS, the Board of Directors of the Company, having considered the implementation of a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of ten-for-one (10:1) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split.

NOW, THEREFORE, BE IT

RESOLVED, that the Articles of Incorporation of the Company be and hereby are amended to change the name of the Company from “BidGive International, Inc.” to “Med One Oak, Inc.; and be it further

RESOLVED, that the Articles of Incorporation of the Company be and hereby are amended to grant rights and privileges to the Preferred Stock; and be it further

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing granting of rights and privileges to the Preferred Stock be and hereby is in all respects approved; and be it further

RESOLVED, that the Articles of Incorporation of the Company be and hereby are amended to authorize and enact the implementation of the ten-for-one (10:1) Reverse Stock Split.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 1st day of August, 2012.

Name of Majority Shareholder:
By:	Choksi, Ltd. /s/ Asit Jaykant Choksi
Asit Jaykant Choksi, President No. of Shares of Common Stock: 11,308,420